EXHIBIT 4


                             WARRANT AGREEMENT


      This Warrant Agreement (the "Agreement"), dated as of March 13, 1998, is by and between FRANCHISE FINANCE CORPORATION OF AMERICA, a corporation duly organized and validly existing under the laws of Delaware (the "Company") and Colony Investors III, L.P. (the "Holder").

      WHEREAS, the Company wishes to issue and sell to the Holder (i) certain shares of the Company's common stock, $.01 par value per share (the "Stock"), pursuant to the Stock Purchase Agreement dated as of February 13, 1998, between the Company and the Holder, and (ii) warrants to acquire additional shares of Stock for an aggregate purchase price of $100,000,000;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                 ARTICLE I

              DEFINITIONS, ACCOUNTING TERMS AND DETERMINATIONS

      As used herein:

      "Board" means the Board of Directors of the Company.

      "Bylaws" means the Amended and Restated Bylaws of the Company as adopted by the Board on February 4, 1994.

      "Certificate of Incorporation" means the Second Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on May 7, 1997.

      "Commission" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act and/or the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act").

      "Date of Issuance" shall mean March 13, 1998.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (whether through ownership of securities or other ownership interests, by contract or otherwise) by any of the foregoing.

      "Holder" shall have the meaning set forth at the head of this Agreement and each other Person who acquires the original Warrant Certificate or any Warrant Certificate issued upon transfer, division, combination, partial exercise of Warrants or in replacement or substitution therefor or who acquires Warrant Shares pursuant to the provisions of this Agreement.

      "Include" and "Including" shall be construed as if followed by the phrase "without being limited to."

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or a Governmental Authority.

      "Registration Rights Agreement" means the Registration Rights Agreement of even date herewith between the Company and the Holder relating to the registration of the Registrable Securities (as defined therein) under and pursuant to the Securities Act, as said Registration Rights Agreement shall be modified and supplemented in accordance with its terms and in effect from time to time.

      "Restricted Securities" means the Warrants and any Warrant Shares or other securities which have been issued or are issuable upon the exercise of such Warrants until such time as any such Restricted Securities (a) have been sold pursuant to an effective registration statement under the Securities Act or (b) are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act and, if it has so requested, the Company has received an opinion of counsel (either its own counsel or, if the Company so requests, counsel to the holders of such Restricted Securities) reasonably acceptable to the Company that such Restricted Securities may be so transferred without registration or pursuant to an exemption under the Securities Act, and in each such instance the Company has delivered new Warrant Certificates not bearing the legend prescribed by Section 2.03 hereof.

      "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act (as such rule may be amended from time to time or any successor or similar rule then in force).

      "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Stockholder" means any Person (excluding any Holder) who owns any shares of common or preferred stock of the Company (or any successor thereto).

      "Transfer" means, unless the context otherwise requires, any disposition of any Restricted Securities, or of any interest in any thereof, which would constitute an offer or sale thereof within the meaning of the Securities Act.

      "Warrant" shall have the meaning assigned to such term in
 Section 2.01.

      "Warrant Certificate" shall have the meaning assigned to such term in
 Section 2.01.

      "Warrant Shares" means (a) the shares of Stock purchased or purchasable by the Holder upon the exercise of the Warrant, including any Stock into which such Stock may thereafter be changed or converted, and
 (b) if required hereunder, any additional shares of Stock issued or distributed by way of a dividend, stock split or other distribution in respect of the Stock referred to in clause (a) above, or acquired by way of any rights offering or similar offering made in respect of the Stock referred to in clause (a) above.

      Except as otherwise may be expressly provided herein, all accounting terms used herein shall be interpreted in accordance with generally accepted accounting principles consistently applied. All calculations made for the purposes of determining compliance with the terms of this Agreement and the Warrants shall be made by application of generally accepted accounting principles consistently applied (except as otherwise may be expressly provided herein).

                                 ARTICLE II

                     ISSUANCE AND EXECUTION OF WARRANT

      Section 2.01. AUTHORIZATION AND ISSUANCE OF SHARES AND WARRANTS. The Company has authorized: (a) the issuance of a warrant certificate substantially in the form of Annex 1 to this Agreement (the "Warrant Certificate") evidencing warrants to purchase shares of Stock (such Warrant Certificate, other Warrant Certificates issued upon transfer, partial exercise, division or combination of, or in substitution or replacement for any Warrant Certificate or the rights to purchase Stock evidenced by each of the foregoing, is, as the context requires, sometimes referred to herein as a "Warrant" or "Warrants"); and (b) the issuance of such number of shares of Stock as shall permit the compliance by the Company with its obligations to issue Stock pursuant to the Warrants. In addition, the Warrant Certificate may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage; provided, however, that no such change shall be made which affects the duties or obligations of the Company without the consent of the Company.

      Section 2.02. EXECUTION AND DELIVERY OF WARRANT CERTIFICATE. The Warrant Certificate shall be executed on behalf of the Company by the Chairman of the Board or the Company's President or any Vice President and attested to by its Secretary or Assistant Secretary, either manually or by facsimile signature printed thereon. In case any authorized officer of the Company who shall have signed any Warrant Certificate shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Holder, the signature of such person on such Warrant Certificate shall be valid nevertheless and such Warrant Certificate may be issued and delivered to the person entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company. The Warrant Certificate originally issued to Holder shall be delivered on the Date of Issuance. The Company shall maintain books (the "Warrant Register") for the registration of Warrants and the registration of transfers of Warrants.

      Section 2.03.  TRANSFER AND EXCHANGE OF WARRANTS.

           (a) Warrant Certificates evidencing Restricted Securities (and only such Warrant Certificates) will bear a legend in substantially the following form:

      NEITHER THE EXERCISE OF THE WARRANTS EVIDENCED BY THIS CERTIFICATE NOR THE ISSUANCE OF SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH TRANSFER IS PURSUANT TO (i) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR (ii) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND, IF IT HAS SO REQUESTED, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL (EITHER ITS OWN COUNSEL OR, IF THE COMPANY SO REQUESTS, COUNSEL TO THE HOLDERS OF SUCH SECURITIES) REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH SECURITIES MAY BE SO TRANSFERRED. FURTHERMORE, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE COMPANY'S CERTIFICATE OF INCORPORATION AND IN A REGISTRATION RIGHTS AGREEMENT AND AN INVESTOR'S AGREEMENT, BOTH OF EVEN DATE HEREWITH.

           (b) Following the transfer or exchange of a Restricted Security or Securities (other than pursuant to an effective registration statement under the Securities Act) the transferor of such Restricted Security or Securities, upon request of the Company, shall deliver to the Company an opinion of counsel, in substance reasonably satisfactory to the Company, to the effect that such Restricted Security to be issued upon such transfer or exchange may be so issued without the foregoing legend; provided that such Restricted Security nonetheless shall contain a legend referencing the restrictions contained in the Investor's Agreement of even date herewith.

           (c) Subject to paragraph (a) above, the Company shall register the transfer of all or any whole number of Warrants covered by any outstanding Warrant Certificate in the Warrant Register upon surrender to the Company of Warrant Certificates accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the registered Holder or his attorney duly authorized in writing. Upon any such registration of transfer a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate promptly shall be canceled by the Company. Warrant Certificates may be exchanged at the option of the Holder thereof, upon surrender, properly endorsed by the registered Holders, at the Company, with written instructions, for other Warrant Certificates evidencing in the aggregate a like number of Warrants. The Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such exchange or transfer.

      Section 2.04. TRANSFER AND EXCHANGE OF WARRANTS. All the restrictions imposed by this Article II upon the transferability of the Restricted Securities shall cease and terminate as to any particular Restricted Security when such Restricted Security shall have been effectively registered under the Securities Act and applicable state securities laws and sold by the Holder thereof in accordance with such registration or sold under and pursuant to Rule 144. Whenever the restrictions imposed by this Article II shall terminate as to any Restricted Security as herein above provided, the Holder thereof shall be entitled to receive from the Company, without expense (other than any tax or governmental charge that may be imposed), a new certificate evidencing such Restricted Security not bearing the restrictive legend otherwise required to be borne by a certificate evidencing such Restricted Security.

                                ARTICLE III

                  COMPANY'S REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Holder as follows:

      Section 3.01. EXISTENCE; QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      Section 3.02. NO BREACH. The execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company, the issuance of the Warrants and the consummation of the transactions contemplated hereby and thereby will not (a) violate the Certificate of Incorporation or Bylaws of the Company, (b) violate any loan, note or other evidence of indebtedness to which the Company is a party or is bound, or constitute a breach of or default under any other instrument or agreement to which the Company is a party or is bound which is material to the business or properties of the Company taken as a whole,
 (c) violate any judgment, order, injunction, decree or award against or binding upon the Company, (d) result in the creation of any Lien upon any of the properties or assets of the Company, or (e) violate any law, rule or regulation relating to the Company, except in each such case as would not have a material adverse effect on the Company.

      Section 3.03. CORPORATE ACTION. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Warrants and the Registration Rights Agreement; the execution, delivery and performance by the Company of this Agreement, the Warrants and the Registration Rights Agreement have been duly authorized by all necessary corporate action on the part of the Company; this Agreement has been duly executed and delivered by the Company and constitutes, and the Registration Rights Agreement when executed and delivered by the Company will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, or (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); the Warrants, when executed, issued and delivered pursuant to this Agreement will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, or (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); the Warrant Shares initially covered by the Warrants will be duly and validly authorized and reserved for issuance and when paid for, issued and delivered in accordance with the Warrants, shall be duly and validly issued, fully paid and nonassessable and free and clear of any Liens; and none of the Warrant Shares issued pursuant to the terms hereof or the Warrants shall be in violation of any preemptive rights of any Stockholder.

      Section 3.04. APPROVALS. Except as contemplated by the Registration Rights Agreement, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other Person which shall not have been obtained on or prior to the Date of Issuance are necessary for the execution, delivery or performance by the Company of this Agreement, the Warrants or the Registration Rights Agreement or for the validity or enforceability thereof.

      Section 3.05. CAPITALIZATION. As of the Date of Issuance of the original Warrant to Holder, the capitalization of the Company consists solely of Stock and options and warrants to acquire Stock.

                                 ARTICLE IV

                  HOLDER'S REPRESENTATIONS AND WARRANTIES

      The Holder represents and warrants to the Company as follows:

      Section 4.01. PURCHASE ENTIRELY FOR OWN ACCOUNT. The Warrant is being acquired and, if such Warrant is exercised, the Stock issuable upon such exercise will be acquired, for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the federal or state securities laws.

      Section 4.02. INVESTMENT EXPERIENCE. The Holder represents that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Stock issuable upon exercise thereof. The Holder also represents it has not been organized solely for the purpose of acquiring the Warrant or the Stock issuable upon exercise thereof.

      Section 4.03. RESTRICTED SECURITIES. The Holder understands that the Warrant and the Stock issuable upon exercise of such Warrant are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and have not been registered under the Securities Act nor qualified under applicable state securities laws and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act, except in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

      Section 4.04. ACCREDITED INVESTOR. The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

                                 ARTICLE V

                              HOLDERS; RIGHTS

      Section 5.01. DELIVERY EXPENSES. If any Holder surrenders any Warrant Certificate or Warrant Shares to the Company or a transfer agent of the Company for exchange for instruments of other denominations or registered in another name or names, the Company shall cause such new instruments to be issued and shall deliver, in each case at the cost of the Holder, from the office of such Holder from or to the Company or its transfer agent, the surrendered instrument and any new instruments issued in substitution or replacement for the surrendered instrument.

      Section 5.02. TAXES. The Company shall pay all transfer taxes which may be payable in connection with the execution and delivery of this Agreement or the Registration Rights Agreement or the issuance of the Warrants and Warrant Shares hereunder or in connection with any modification of this Agreement, the Registration Rights Agreement or the Warrants and shall hold each Holder harmless without limitation as to time against any and all liabilities with respect to all such taxes. The Company shall not, however, be required to pay: (i) federal, state or local income tax; (ii) any intangible personal property, franchise or similar tax; or (iii) any transfer tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Stock in a name other than that in which a Warrant is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has established, to the satisfaction of the Company, that such tax has been paid. In addition, the Company shall not be obligated to pay any transfer tax that is the sole legal obligation of any Holder, unless the Company shall have received an opinion of counsel to the effect that such payment, if made, would not cause the Company to fail to satisfy the requirements of section 857(a)(1) of the Internal Revenue Code of 1986, as amended. The obligations of the Company under this Section 5.02 shall survive any termination of this Agreement or the Registration Rights Agreement, and any cancellation or termination of the Warrants.

      Section 5.03. REPLACEMENT OF INSTRUMENTS. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrants or Warrant Shares, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (b) in the case of mutilation, upon surrender or cancellation, thereof, the Company, at the Holder's expense, shall execute, register and deliver, in lieu thereof, a new certificate or instrument for (or evidencing the right to purchase) an equal number of Warrants or Warrant Shares.

      Section 5.04. CERTAIN RESTRICTIONS. The Company shall not at any time enter into an agreement or other instrument, and has not entered into an agreement currently in effect, making performance hereunder or the issuance of shares of Stock upon the exercise of any Warrant a default under any such agreement or instrument.

      Section 5.05. INDEMNIFICATION. Each party hereto hereby irrevocably indemnifies the other and saves it harmless against any and all reasonable out of pocket losses, expenses or liabilities, including judgments, costs and reasonable counsel fees and expenses arising out of or in connection with a breach of this Agreement, except as a direct result of the gross negligence, bad faith or willful misconduct of such other party.

                                 ARTICLE VI

                               MISCELLANEOUS

      Section 6.01. WAIVER. No failure on the part of any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Warrants or the Registration Rights Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Warrants or the Registration Rights Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      Section 6.02.  NOTICES.

           (a) All notices, requests and other communications provided for herein and in the Warrants (including any waivers or consents under, this Agreement and the Warrants) shall be given or made in writing:

           if to the Company:  Franchise Finance Corporation of America
                               The Perimeter Center
                               17207 North Perimeter Drive
                               Scottsdale, Arizona 85255
                               Attention: Mr. Morton H. Fleischer
                               Fax No.: (602) 585-2225

           with a copy to:     Franchise Finance Corporation of America
                               The Perimeter Center
                               17207 North Perimeter Drive
                               Scottsdale, Arizona 85255
                               Attention: Dennis L. Ruben, Esq.
                               Fax No.: (602) 585-2226

           with a copy to:     Kutak Rock
                               717 17th Street; Suite 2900
                               Denver, Colorado  80202
                               Attention:  Paul E. Belitz, Esq.
                               Fax No.: (303) 292-7799

           if to Holder:       Colony Investors III, L.P.
                               c/o Colony Capital, Inc.
                               1999 Avenue of the Stars, Suite 1200
                               Los Angeles, California 90067
                               Attention: Mr. Kelvin L. Davis
                               Fax No.: (310) 282-8813

           with a copy to:     Skadden, Arps, Slate, Meagher & Flom LLP
                               300 South Grand Avenue
                               Los Angeles, California 90071
                               Attention:  Jonathan H. Grunzweig, Esq.
                               Fax No.: (213) 687-5600

           if to any other person who is the registered Holder of any Warrants or Warrant Shares, to the address for such Holder as it appears in the stock or warrant ledger of the Company; or, in the case of any Holder, at such other address as shall be designated by such party in a notice to the Company; or, in the case of the Company, at such other address as the Company may designate in a notice to the Holders.

           (b) All such notices, requests and other communications shall be: (i) personally delivered, sent by courier guaranteeing overnight delivery or sent by registered or certified mail, return receipt requested, postage prepaid, in each case given or addressed as aforesaid; and (ii) effective upon receipt.

      Section 6.03. EXPENSES, ETC. Each party hereto shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the Warrants.

      Section 6.04. AMENDMENTS, ETC. Any provision of this Agreement may be amended or modified only by an instrument in writing signed by (a) the Company and (b) the Holders of at least a majority of the Warrant Shares issued or issuable upon exercise of the Warrants; provided, however, that no such amendment or waiver, without the written consent of all Holders of such shares and Warrants at the time outstanding, shall amend this
 Section 6.04.

      Section 6.05. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      Section 6.06.  SURVIVAL.

           (a) All representations and warranties made by the Company herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement or the Registration Rights Agreement shall be considered to have been relied upon by each Holder and shall survive the issuance of the Warrants or the Warrant Shares regardless of any investigation made by or on behalf of any Holder. All statements in any such certificate or other instrument so delivered shall constitute representations and warranties by the Company hereunder.

           (b) All representations and warranties made by the Holders herein shall be considered to have been relied upon by the Company and shall survive the issuance to the Holders of the Warrants or the Warrant Shares regardless of any investigation made by the Company or on its behalf.

      Section 6.07. CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      Section 6.08. COUNTERPARTS. This Agreement may be executed on counterpart signature pages or in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart signature page or counterpart.

      Section 6.09. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be fully performed in such State.

      Section 6.10. SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      Section 6.11. DEFECTS IN NOTICE. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any registered Holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to the provisions of the Warrant, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.




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      IN WITNESS WHEREOF, the parties hereto have duly executed this
 Agreement as of the date first above written.

                               FRANCHISE FINANCE CORPORATION OF AMERICA


                               By:  /s/ MORTON H. FLEISCHER
                               Name:   Morton H. Fleischer
                               Title:  President and Chief Executive Officer


                               COLONY INVESTORS III, L.P.

                               By: Colony Capital III, L.P.

                                    By: ColonyGP III, Inc.


                               By: /s/ KELVIN L. DAVIS
                               Name:  Kelvin L. Davis
                               Title: President and Chief Executive Officer